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                                                            EXHIBIT 10.50


         LAND COURT SYSTEM                                 REGULAR SYSTEM

AFTER RECORDATION, RETURN BY MAIL // OR PICKUP //:

    BANK OF HAWAII
    P.O. BOX 2900
    HONOLULU, HAWAII 96846

TYPE OF DOCUMENT:
    AMENDMENT TO FIRST MORTGAGE, SECURITY AGREEMENT AND FINANCING
STATEMENT

PARTIES TO DOCUMENT:
    MORTGAGEE: BANK OF HAWAII, a Hawaii corporation
    MORTGAGOR: C. BREWER HOMES. INC.,a Delaware corporation

TAX MAP KEY FOR PROPERTY:
    (2) 3-4-07:2; (2) 3-5-01: portion of 1, portion of 17, and 60-63; (2)
    3-5-18: 1-8,10-29,31-34,37,39,40,43-46,48-51,53,55-96,101-106,114 (portion)
    and 115; (2) 3-5-19:1-96

                             AMENDMENT TO FIRST MORTGAGE,
                      SECURITY AGREEMENT AND FINANCING STATEMENT

    This Indenture made this 5th day of September, 1996, by and between the BANK OF HAWAII, a Hawaii corporation, whose address is at P.O. Box 2900, Honolulu, Hawaii 96846 (the "Mortgagee") and C. BREWER HOMES, INC., a Delaware corporation, whose address is 827 Fort Street, Honolulu, Hawaii 96813 (the "Mortgagor").

                                      RECITALS:

    WHEREAS, in order to secure the repayment of two promissory notes in the following principal sums: (i) Ten Million and No\100 Dollars ($10,000,000.00); and (ii) Twenty-Five

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Million and No/100 Dollars ($25,000,000.00), each dated August 31,1995, made by
Mortgagor in favor of Mortgagee (collectively, the "Notes") evidencing two loans (the "Loans"). Mortgagor executed and delivered to Mortgagee that certain First Mortgage, Security Agreement and Financing Statement dated August 31, 1995, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 95-115642 (the "Mortgage") encumbering the properties described therein.

    WHEREAS, Mortgagee agreed to modify certain provisions of the Loans.

    NOW, THEREFORE, the Mortgagor and Mortgagee hereby agree to modify and amend the Mortgage as follows:

    1. Section D (31)(c) of the Mortgage shall be amended in its entirety to read as follows:

       (c) Effective as of Sept. 5, 1996, simultaneously with each release of a Unit, there shall be paid to the Mortgagee n cash or certified check a sum equal to one hundred percent (100%) of the Net Sales Proceeds. "Net Sales Proceeds" shall mean the gross sales proceeds of the Unit, which shall not be less than the minimum sales price approved by Mortgagee, less actual and reasonable brokerage fees and closing costs paid to third parties, which brokerage fees and closing costs do not exceed, in the aggregate, five percent (5%) of the sales price of the Unit, unless otherwise agreed by Mortgagee.

    IN WITNESS WHEREOF, the Mortgagor and Mortgagee have caused this instrument to be duly executed on the date first above written.

                                    C. BREWER HOMES, INC.,a Delaware corporation

                                     By /s/ B.G. Moynahan
                                        ----------------------------------------
                                     Name: B.G. Moynahan
                                     Title: President and CEO

                                     By /s/ Edward Foley
                                        ----------------------------------------
                                     Name: Edward Foley
                                     Title: Sr. Vice President and CEO


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